UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
March 25, 2010

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 25, 2010, the Board of Directors of Campbell Soup Company (the “Corporation”) approved and adopted amendments to the By-Laws for the Corporation, effective as of that date, adding new sections 8 and 9 under Article II.
The By-Laws were amended to implement advance notice provisions for director nominations and other proposals, and to ensure that compliance with the notice procedures set forth in the By-Laws is the exclusive means for stockholders to make nominations or submit other business at a stockholders meeting, other than proposals governed by Rule 14a-8 under the Securities and Exchange Act of 1934 (Rule 14a-8). Among other things, the amendments require stockholders who make proposals or give advance notice of a director nomination to disclose all ownership interests in the Corporation’s securities and rights to vote with respect to any security of the Corporation, and to provide reasonably detailed descriptions of all agreements, arrangements and understandings between proposing stockholders and other stockholders of the Corporation in connection with the proposed business or nomination.
As a result of these amendments, a stockholder may nominate an individual for election as a director or bring other business before the 2010 annual meeting (other than proposals governed by Rule 14a-8) only by providing written notice to Campbell Soup Company, in the required form, on or after August 21, 2010, and no later than September 19, 2010.
The above description of the amendments is not complete and is qualified in its entirety by reference to the By-Laws, as amended, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
3.1	By-Laws of the Registrant, effective March 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)
Date: March 30, 2010
	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of the Registrant, effective March 25, 2010.

4